Exhibit 8.2

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BERLIN**

BOSTON

BRUSSELS**

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MIAMI

MILAN**

NEW JERSEY

NEW YORK

ORANGE COUNTY

ORLANDO

PALM BEACH COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TYSONS CORNER

WASHINGTON, D.C.

WHITE PLAINS

ZURICH**

*OPERATES AS GREENBERG TRAURIG MAHER LLP

**STRATEGIC ALLIANCE

March 23, 2011

Gerdau S.A.

Av. Farrapos, 1811

Porto Alegre, RS

Federative Republic of Brazil

Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as special United States federal income tax counsel to Gerdau S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), in connection with the filing by the Company of a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Company’s registration of Preferred Shares and American Depositary Shares (such shares referred to herein as the “Shares”), as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and the related prospectus supplement being filed on the date hereof (the “Prospectus Supplement”).

We hereby confirm that the discussion under the caption “Taxation—U.S. Federal Income Tax Considerations,” in the Prospectus Supplement, insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, constitutes our opinion as to the material United States federal income tax consequences of the acquisition, ownership and disposition of the Shares by “U.S. Holders” (as such term is defined in the Prospectus Supplement).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP  •  ATTORNEYS AT LAW  •  WWW.GTLAW.COM
MetLife Building, 200 Park Avenue  •  New York, New York 10166  •  Tel 212.801.9200  •  Fax 212.801.6400

NY 241051802v1 March 23, 2011